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                                                                    EXHIBIT 10.6


                          SOURCE CODE ESCROW AGREEMENT

         THIS SOURCE CODE ESCROW AGREEMENT ("Escrow Agreement") is effective as of October 31, 1998, by and among Data Securities International, Inc., a Delaware corporation ("DSI"), iMall, Inc., a Nevada corporation ("Depositor"), and First Data Management Services Corporation, a Florida corporation ("FDMS").

         WHEREAS, Depositor and FDMS have entered into that certain Development and Marketing Agreement dated October 31, 1998 as such agreement may be amended from time to time (the "Marketing Agreement") regarding, inter alia, the Company Software and Electronic Commerce Tools (as defined in the Marketing Agreement, collectively, the "Company Materials");

         WHEREAS, Depositor and FDMS desire this Escrow Agreement to be supplementary to such Development and Marketing Agreement pursuant to 11 United States Code Section 365(n);

         WHEREAS, availability of or access to the Source Code is critical to the conduct of FDMS' business; and

         WHEREAS, Depositor will deposit with DSI proprietary data to provide for FDMS' access to the Source Code under conditions specified herein.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in consideration of the promises, mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Deposit Account. Following the delivery of the executed Escrow Agreement, DSI shall open a deposit account ("Deposit Account") for Depositor. The opening of the Deposit Account means that DSI shall establish an account ledger in the name of Depositor, assign a deposit account number ("Deposit Account Number"), calendar renewal notices to be sent to Depositor as provided in Section 30, and request the initial deposit ("Initial Deposit") from Depositor. Depositor has an obligation to make the Initial Deposit within thirty (30) days after the Effective Date set forth in the Marketing Agreement. Unless and until Depositor makes the Initial Deposit with DSI, DSI shall request the Initial Deposit from Depositor.

2. FDMS Account. Following the execution and delivery of this Escrow Agreement, DSI shall open an account for FDMS ("FDMS Account"). The opening of the FDMS Account means that DSI shall establish under the Deposit Account an account ledger with a unique registration number ("Registration Number") in the name of FDMS, calendar renewal notices to be sent to FDMS as provided in Section 30, and request the Initial Deposit from Depositor. DSI shall notify FDMS upon receipt of Initial Deposit.

3. Term of Escrow Agreement. The term of this Escrow Agreement shall be coterminous with the Term of the Marketing Agreement, and shall commence as of the date first written above and shall continue in full force unless terminated earlier as provided in this Escrow Agreement.



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4.       Exhibit A, Notices and Communications. Notices and invoices to
         Depositor and FDMS shall be sent to the parties at the addresses set forth in Exhibit A.

         Documents, payment of fees, deposits of material, and any written communication to DSI shall be sent to the DSI offices set forth in Exhibit A.

         Depositor and FDMS agree to each name their respective designated contact ("Designated Contact") to receive notices from DSI and to act on their behalf in the performance of their obligations as set forth in this Escrow Agreement. Depositor and FDMS agree to notify DSI promptly of a change of their Designated Contact in the manner set forth in Exhibit A.

5. Exhibit B and Deposit Material. Depositor shall submit source code and related material for the Company Materials ("Deposit Material") to DSI for retention and administration in the Deposit Account.

         The Company shall submit the Deposit Material together with a completed document called a "Description of Deposit Material", hereafter referred to as Exhibit B. Each Exhibit B shall be signed by Depositor prior to submission to DSI and shall be signed by DSI upon completion of the Deposit Material inspection.

         Depositor represents, warrants and covenants that it lawfully possesses all Deposit Material, can transfer the Deposit Material to DSI and has the authority to store the Deposit Material in accordance with the terms of this Escrow Agreement.

6. Deposit Material Inspection. Upon receipt of an Exhibit B and Deposit Material, DSI shall be responsible only for reasonably matching the labeling of the materials to the item descriptions listed on the Exhibit B and validating the count of the materials to the quantity listed on the Exhibit B. DSI shall not be responsible for any other claims made by the Depositor on the Exhibit B. Acceptance shall occur when DSI reasonably concludes that the Deposit Material Inspection is complete. Upon acceptance, DSI shall sign the Exhibit B and assign it the next Exhibit B number. DSI shall issue a copy of the Exhibit B to Depositor and FDMS within ten (10) days after acceptance.

7. Initial Deposit. The Initial Deposit shall consist of all material initially supplied by Depositor to DSI.

8. Deposit Changes. Depositor shall update the Deposit Account with supplemental Deposit Material at least once every thirty (30) days, or at such other intervals as the parties may agree.

         Supplemental Deposit ("Supplemental") is Deposit Material which is to be added to the Deposit Account.



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         Replacement Deposit ("Replacement") is Deposit Material which will replace existing Deposit Material as identified by any one or more Exhibit B(s) in the Deposit Account. Replaced Deposit Material will be destroyed or returned to Depositor.

9. Deposit. The existing deposit ("Deposit") means all Exhibit B(s) and their associated Deposit Material currently in DSI's possession. Destroyed or returned Deposit Material is not part of the Deposit; however, DSI shall keep records of the destruction or return of Deposit Material.

10. Replacement Option. Within ten (10) days after receipt of Replacement from Depositor, DSI shall send a letter to FDMS stating that Depositor requests to replace existing Deposit Material, and DSI shall include a copy of the new Exhibit B(s) listing the new Deposit Material.

         FDMS has twenty (20) days from the receipt of such letter by DSI to instruct DSI to retain the existing Deposit Material held by DSI, and if so instructed, DSI shall change the Replacement to a Supplemental. Conversion to Supplemental may cause an additional storage unit fee as specified by DSI's Fee and Services Schedule.

         If FDMS does not instruct DSI to retain the existing Deposit Material, DSI shall permit such Deposit Material to be replaced with the Replacement. Within ten (10) days after acceptance of the Replacement by DSI, DSI shall issue a copy of the executed Exhibit B(s) to Depositor and FDMS. DSI shall either destroy or return to Depositor all Deposit Material replaced by the Replacement.

11. Verification Rights. Depositor grants to FDMS the option to verify the Deposit for accuracy, completeness and sufficiency. Depositor agrees to permit DSI and at least one employee of FDMS to be present at Depositor's facility to verify, audit and inspect of the Deposit for the benefit of FDMS. If DSI is present or is selected to perform the verification, DSI shall be paid according to DSI's then current verification service hourly rates and any out of pocket expenses.

12. Title to Media. Subject to the terms of this Escrow Agreement, title to the media, upon which the proprietary data is written or stored, is and shall be irrevocably vested in DSI. Notwithstanding the foregoing, Depositor shall retain ownership of the proprietary data contained on the media including all copyright, trade secret, patent or other intellectual property ownership rights subsisting in such proprietary data.

13. Storage Unit. DSI shall store the Deposit in defined units of space, called storage units. The cost of the first storage unit will be included in the annual Deposit Account fee.

14. Deposit Obligations of Confidentiality. DSI shall establish a locked receptacle in which it shall place the Deposit and shall put the receptacle under the administration of one or more of its officers, selected by DSI, whose identity shall be available to Depositor at all times.



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         DSI shall exercise a professional level of care in carrying out the terms of this Escrow Agreement.

         DSI acknowledges Depositor's assertion that the Deposit shall contain proprietary data and that DSI has an obligation to preserve and protect the confidentiality of the Deposit.

         Except as provided for in this Escrow Agreement, DSI agrees that it shall not divulge, disclose, make available to third parties, or make any use whatsoever of the Deposit.

15. Audit Rights. DSI agrees to keep records of the activities undertaken and materials prepared pursuant to this Escrow Agreement. DSI shall issue to Depositor and FDMS an annual report profiling the Deposit Account. Such annual report will identify the Depositor, FDMS, the current Designated Contacts, selected special services, and the Exhibit B history, which includes Deposit Material acceptance and destruction or return dates.

         Upon reasonable notice, during normal business hours and during the term of this Escrow Agreement, Depositor or FDMS shall be entitled to inspect the records of DSI pertaining to this Escrow Agreement, and accompanied by an employee of DSI, inspect the physical status and condition of the Deposit. The Deposit may not be changed during the audit.

16. Expiration. If this Escrow Agreement is not renewed, or is otherwise terminated, all duties and obligations of DSI to Depositor and FDMS shall terminate, provided that DSI may extend the period of this Escrow Agreement to cover the processing of any outstanding instruction made during any period of this Escrow Agreement. If Depositor requests the return of the Deposit, DSI shall return the Deposit to Depositor only after any outstanding invoices and the Deposit return fee are paid. If the fees are not received by the Expiration Date of this Escrow Agreement, DSI, at its option, may destroy the Deposit.

17. Certification by Depositor. Depositor represents and warrants to FDMS that:

         a. The Deposit delivered to DSI consists of the following: source code of the Company Materials deposited on computer magnetic media; all necessary and available information, proprietary information, and technical documentation which shall enable a reasonably skilled programmer of FDMS to create, maintain and/or enhance the proprietary technology without the aid of Depositor or any other person or reference to any other materials; maintenance tools (test programs and program specifications); proprietary or third party system utilities (compiler and assembler descriptions); description of the system/program generation; descriptions and locations of programs not owned by Depositor but required for use and/or support; and names of key developers for the technology on Depositor's staff.

         b.       The Deposit shall be defined in Exhibit B(s).

         These representations and warranties shall be deemed to be made continuously throughout the term of this Escrow Agreement.



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18.      Indemnification. Depositor and FDMS agree to defend and indemnify DSI and hold DSI harmless from and against any and all claims, actions and suits, whether in contract or in tort, and from and against any and all liabilities, losses, damages, costs, charges, penalties, counsel fees, and other expenses of any nature (including, without limitation, settlement costs) incurred by DSI as a result of performance of this Escrow Agreement except in the event of a judgment which specifies that DSI acted with gross negligence or willful misconduct.

19. Filing for Release of Deposit by FDMS. Upon notice to DSI by FDMS of the occurrence of a release condition as defined in Section 21 and payment of the release request fee, DSI shall: (a) promptly notify Depositor by certified mail or commercial express mail service with a copy of the notice from FDMS; and (b) proceed with its obligations set forth in Section 22.

20.      Intentionally Left Blank.

21. Release Conditions of Deposit to FDMS. Capitalized terms not otherwise defined in this Escrow Agreement shall have the meaning set forth in the Marketing Agreement (as the same may be amended from time to time). The following shall constitute a Release Condition: a termination of the Marketing Agreement pursuant to Section 12.4 thereof, permitting FDMS to exercise its rights under this Agreement pursuant to Section
         12.6.2 of the Marketing Agreement.

22. Release of Deposit to FDMS. Upon DSI's receipt of notice from FDMS that a Release Condition has occurred ("Release Condition Notice"), DSI is authorized to and shall release the Deposit to FDMS, within five (5) business days after receipt of a Release Condition Notice, without Depositor's approval or permission, and regardless of any contrary instruction DSI may receive from Depositor, provided that FDMS pays all fees due to DSI including Deposit copying and delivery fees.

23. Grant of Use License. Subject to the terms and conditions of this Escrow Agreement, Depositor hereby transfers and upon execution by DSI, DSI hereby accepts, a non-exclusive, irrevocable, perpetual, and royalty-free Use License which DSI shall transfer to FDMS upon controlled release of the Deposit as described in this Escrow Agreement. The Use License shall be for the sole purpose of continuing the benefits afforded to FDMS through any existing license, maintenance, or other agreement with Depositor, it being understood that if the Arbitration Panel (as defined in the Marketing Agreement) rules that no Release Condition shall have occurred: (i) FDMS shall promptly return to DSI the Deposit Materials and all copies thereof made by FDMS; and (ii) the license granted pursuant to this Section 23 shall immediately terminate. After any such re-deposit, the terms and conditions of this Escrow Agreement shall remain in full force and effect.

24. Use License Representation. Depositor represents and warrants to FDMS and DSI that it has no knowledge of any incumbrance or infringement of the Deposit, or that any claim has been made that the Deposit infringes, misappropriates, or violates any patent, trade secret, copyright or other proprietary right of any third party. Depositor represents and warrants that



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         it has the full right, power, and ability to enter into and perform this Escrow Agreement, to grant the foregoing Use License, and to permit the Deposit to be placed with DSI.

25.      Miscellaneous Terms.

a. Further Assurances. Each party hereto agrees to cooperate with the other party, at such other party's request and at such other party's expense, to execute any and all documents or instruments, or to obtain any consents, in order to assign, transfer, perfect, record, maintain, enforce or otherwise carry out the intent of the terms of this Escrow Agreement.

b. Amendments. Except as otherwise expressly provided herein, the provisions of this Escrow Agreement may be amended only by a writing signed by the parties hereto.

c. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing upon any breach or default of a party under this Escrow Agreement shall impair any such right, power or remedy of any such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any such holder of any provisions or conditions of this Escrow Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, under this Escrow Agreement shall be cumulative and not alternative.

d. Governing Law. THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

e. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Escrow Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

f. Final Agreement. This Escrow Agreement, together with those documents which are exhibits hereto, constitute the final agreement of the parties concerning the matters referred to herein and therein, and supersedes all prior and contemporaneous agreements and understandings.

g. Severability. Whenever possible, each provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Escrow Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Escrow Agreement.

h. Descriptive Heading. The descriptive headings of this Escrow Agreement are inserted for convenience of reference only and do not constitute a part of this Escrow Agreement.



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i. Independent Contractor. The relationship of the parties shall be solely that of independent contractor and not that of a joint venture, partnership, or any other joint relationship.

j. Dispute Resolution. In the event of a Dispute, the parties shall resolve the same in accordance with the terms set forth in Exhibit 12.11 of the Marketing Agreement.

26. General. DSI may act in reliance upon any instruction, instrument, or signature believed to be genuine and may assume that any employee giving any written notice, request, advice or instruction in connection with or relating to this Escrow Agreement has apparent authority and has been duly authorized to do so. DSI may provide copies of this Escrow Agreement or account history information to any employee of Depositor or FDMS upon their request. For purposes of termination or replacement, Deposit Material shall be returned only to Depositor's Designated Contact, unless otherwise instructed by Depositor's Designated Contact.

         DSI is not responsible for failure to fulfill its obligations under this Escrow Agreement due to causes beyond DSI's reasonable control.

27. Termination of Rights. The Use License as described above shall terminate in the event that this Escrow Agreement is terminated without the Use License transferring to FDMS.

28. Fees. Fees are due upon receipt of signed contract, receipt of Deposit Material, or when service is requested, whichever is earliest. If invoiced fees are not paid within sixty (60) days after the date of the invoice, DSI may terminate this Escrow Agreement. If the payment is not timely received by DSI, DSI shall have the right to accrue and collect interest at the rate of one percent per month (12% per annum) from the date of the invoice for all late payments.

         Renewal fees shall be due in full upon the receipt of invoice unless otherwise specified by the invoice. If renewal fees are not received thirty (30) days prior to the Expiration Date, DSI shall so notify Depositor and FDMS. If the renewal fees are not received by the Expiration Date, DSI may terminate this Escrow Agreement without further notice and without liability of DSI to Depositor or FDMS.

         DSI shall not be required to process any request for service unless the payment for such request shall be made or provided for in a manner satisfactory to DSI.

         All service fees and renewal fees will be those specified in DSI's Fee and Services Schedule in effect at the time of renewal or request for service, except as otherwise agreed. For any increase in DSI's standard fees, DSI shall notify Depositor and FDMS at least ninety (90) days prior to the renewal of this Escrow Agreement. For any service not listed on the Fee and Services Schedule, DSI shall provide a quote prior to rendering such service.



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IMALL, INC.                                  FIRST DATA MANAGEMENT SERVICES
                                             CORPORATION


By:_______________________________           By:________________________________

Name:_____________________________           Name:______________________________

Title:____________________________           Title:_____________________________


DATA SECURITIES
  INTERNATIONAL, INC.

By:_______________________________

Name:_____________________________

Title:____________________________



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                                                                       EXHIBIT A
                               DESIGNATED CONTACT

                             Account Number: _______


NOTICES, DEPOSIT MATERIAL RETURNS AND COMMUNICATION, INCLUDING DELINQUENCIES TO DEPOSITOR SHOULD BE ADDRESSED TO:

iMall, Inc.



Designated Contact:  President/Chief Executive Officer
Telephone:__________________________________
Facsimile:__________________________________
State of Incorporation:  Nevada

NOTICES AND COMMUNICATION, INCLUDING DELINQUENCIES TO FDMS
SHOULD BE ADDRESSED TO:

First Data Management Services Corporation



Designated Contact: Vice President, Technical Support
Services
Telephone:  (   )_____________________
Facsimile:  (   )_____________________


CONTRACTS, DEPOSIT MATERIAL AND NOTICES TO DSI SHOULD BE
ADDRESSED TO:

DSI
Attn:  Contract Administration
6165 Greenwich Drive
Suite 220
San Diego, CA  92122

Telephone:  (619) 457-5199
Facsimile:  (619) 457-4252

Date:  October 30, 1998

INVOICES TO DEPOSITOR SHOULD BE ADDRESSED TO:

iMall, Inc.




Invoice Contact:____________________________





INVOICES TO FDMS SHOULD BE ADDRESSED TO:

First Data Management Services Corporation



Invoice Contact:____________________________







INVOICE INQUIRIES AND FEE REMITTANCES TO DSI
SHOULD BE ADDRESSED TO:

DSI
Attn:  Accounts Receivable
49 Stevenson Street
Suite 550
San Francisco, CA  94105

Telephone:  (415) 541-9013
Facsimile:  (415) 541-9424



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                                                                       EXHIBIT B
                         DESCRIPTION OF DEPOSIT MATERIAL


Deposit Account Number:_________________________________________________________


Depositor Company Name:  iMall, Inc.

DEPOSIT TYPE:
__________ Initial       ___________ Supplemental        __________ Replacement

If Replacement:   ___________ Destroy Deposit     ___________ Return Deposit


ENVIRONMENT:
Host System CPU/OS:_____________________________________________________________

Version:________________________________________________________________________

Backup:_________________________________________________________________________

Source System CPU/OS:___________________________________________________________

Version:________________________________________________________________________

Compiler:_______________________________________________________________________

Special Instructions:___________________________________________________________


DEPOSIT MATERIAL:
Exhibit B Name:_________________________ Version:_______________________________


Item Label Description               Media                        Quantity









                                            For DSI, I received the above
For Depositor, I certify that the           described Deposit Material subject
above described Deposit Material            to the terms on the reverse side
was sent to DSI:                            of this Exhibit:


By:_______________________________          By:_________________________________

Print Name:_______________________          Print Name:_________________________

Date:_____________________________          Date of Acceptance:_________________

                                            ISE:___________ EXHIBIT B#:_________